UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2026 (June 12, 2026)

Polomar Health Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56555	86-1006313
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32866 US Hwy. 19 N, Palm Harbor, FL	34684
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 727-425-7575

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Altanine Merger Agreement

Polomar Health Services, Inc., a Nevada corporation (the “Company”) and Altanine, Inc., a Nevada corporation (“Altanine”) and Polomar Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), entered into that certain Agreement and Plan of Merger dated as of July 23, 2025 (the “Altanine Merger Agreement”), providing for the merger of Merger Sub with and into Altanine, with Altanine surviving as a wholly owned subsidiary of the Company (the “Contemplated Merger”). Each entity to the agreement is a Party and collectively referred to herein as the Parties.

The Parties entered into that certain First Amendment to the Agreement and Plan of Merger dated as of October 8, 2025 (the “First Amendment”), which amended the Altanine Merger Agreement (the “Amended Altanine Merger Agreement”) to change the Preferred Exchange Ratio. The Parties further sought to amend the Amended Altanine Merger Agreement and waive certain of the conditions to closing of the merger (the “Second Amendment”), however, the Second Amendment was never ratified, adopted or executed by the Parties and therefore is of no force or effect.

The Parties have mutually agreed that the merger is no longer in the best interests of the respective corporations and their shareholders, and the Amended Altanine Merger Agreement has been terminated in its entirety as of June 12, 2026, pursuant to a duly executed Termination Agreement and Mutual Release (“Termination Agreement”).

Pinata Know How and Patent License Agreement

Additionally, in Section 4 of the Termination Agreement the Company and Pinata Holdings, Inc. (“Pinata”), a wholly owned subsidiary of Altanine, have agreed to terminate, as of June 12, 2026, that certain Know How and Patent License Agreement dated June 29, 2024, as amended and restated on January 9, 2025 (the “Patent Agreement”), subject to the terms of the Termination Agreement. The Company shall have until September 7, 2026, to sell, distribute or otherwise dispose of any remaining inventory or products developed or manufactured pursuant to the Patent Agreement.

The foregoing summary of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Termination Agreement and Mutual Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polomar Health Services Inc.

/s/ Terrence M. Tierney
Terrence M. Tierney
President

Date: June 15, 2026

3